CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS,
     HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                                                   EXHIBIT 10.13


                                LICENSE AGREEMENT

                                     BETWEEN

                ASK JEEVES, INC. AND COMPAQ COMPUTER CORPORATION

THIS LICENSE AGREEMENT (the "Agreement") is made as of October 2, 1998 (the "Effective Date") by and between ASK JEEVES, INC., a California corporation ("Ask Jeeves"), with its principal place of business at 918 Parker Street, Berkeley, CA 94710 ("Ask Jeeves"), and COMPAQ COMPUTER CORPORATION ("Compaq"), with its principal place of business at 20555 SH 249, Houston, TX 77070.

                                    RECITALS

A. Ask Jeeves has developed and owns Internet navigation tools and databases that simplify the process of locating information on the World Wide Web through the use of a question and answer format (the "Service").

B. Compaq owns and operates an Internet search engine known as Alta Vista located at www.altavista.com ("Alta Vista").

C. Compaq would like to facilitate its users' ability to locate information on the World Wide Web by integrating the Service into Alta Vista, and Ask Jeeves desires to license the Service to Compaq on the terms and conditions set forth below.

                                    AGREEMENT

        In consideration of the mutual covenants contained in this Agreement, the parties agree as follows:

1.      DEFINITIONS.

        1.1 "AJ ANSWER LINK" means the specific instances of Answer Templates contained in the Ask Jeeves Knowledgebase, excluding AV Answer Links.

        1.2 "AV ANSWER LINK" means the specific instances of Answer Templates that are modified at the request of Compaq under the conditions and procedures set forth in this Agreement.

        1.3 "ALTA VISTA" means the search engine owned and operated by Compaq located at www.altavista.com.

        1.4 "ANNUAL PERIOD" means the twelve (12) month period beginning on Launch Date and each twelve (12) month period thereafter beginning on the anniversary date of the Launch Date. "Quarterly Period" means one-quarter of an Annual Period.

        1.5     "ANSWER LINK" means an AJ Answer Link or an AV Answer Link.

        1.6 "ANSWER LINK RELATIONSHIP" means an agreement with a third party to provide it the privilege of being the destination of an Answer Link (i.e., make their site the answer to an Ask Jeeves Question) in return for compensation.

        1.7 "ANSWER LINK REVENUE" means any monetary compensation paid by a third party, as a result of being the Answer Link to an Ask Jeeves Question. Answer Link Revenue will be calculated on a gross basis, without deduction for sales commissions or other sales expenses.

        1.8 "ANSWER TEMPLATE" means the general form of answer scripts stored in the Ask Jeeves Knowledgebase that when associated with a specific Ask Jeeves Question and processed by the Question Processing Engine forms a specific Answer Link.

        1.9 "ASK JEEVES INTELLECTUAL PROPERTY" means the Software, the Ask Jeeves Knowledgebase, the Ask Jeeves Questions, the Question Processing Engine and all other intellectual property owned by Ask Jeeves.

        1.10 "ASK JEEVES KNOWLEDGEBASE" means the collection of Question Templates and Answer Templates (and associated data structures) that operates with the Question Processing Engine and is currently used by Ask Jeeves in the service it operates at www.askjeeves.com.

        1.11 "ASK JEEVES QUESTION" means a specific instance of a Question Template in the Ask Jeeves Knowledgebase, which the Service will offer to its users to confirm the users' query. (For example, if a user asks "Is it raining in Portland?" the Service will offer the Ask Jeeves Question "What is the weather forecast for Portland?" to confirm the user's question.)

        1.12 "CLICK" means the return of an Answer Link from the Question Processing Engine in response to the submittal of a selected Ask Jeeves Question.

        1.13 "CLICK RATE FEE" means the amount of money to be paid by Compaq to Ask Jeeves for each Click.

        1.14 "LAUNCH DATE" means the date the Service is first offered to Compaq users on a regular, publicly available basis.

        1.15 "NUMBER OF QUERIES" means the number of times users submit a new search, resulting in a first results page that contains Ask Jeeves questions.

        1.16 "QUESTION PROCESSING ENGINE" means the proprietary, software developed and owned by Ask Jeeves that allows users to pose questions and be directed to appropriate web sites that answer associated Ask Jeeves Questions.

        1.17 "QUESTION TEMPLATE" means the general form of a question stored in the Ask Jeeves Knowledgebase that when associated with a specific user query and processed by the Question Processing Engine forms one or more Ask Jeeves Questions.

        1.18 "SERVICE" means the Ask Jeeves navigation service using the Question Processing Engine and the Ask Jeeves Knowledgebase as it will appear on and/or within Alta Vista.

        1.19 "SOFTWARE" means the software and documentation provided to Compaq by Ask Jeeves in connection with implementing the Service on Alta Vista platforms meeting the technical specifications set forth in Exhibit A.

2.      DESCRIPTION OF THE SERVICE.

        a.      ASK JEEVES OBLIGATIONS.


[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.




                                       2.

                (1) SERVICE AND KNOWLEDGEBASE. Ask Jeeves will provide Compaq with the Software, the Ask Jeeves Knowledgebase (and regular updates to the Ask Jeeves Knowledgebase) and technical support as may be needed for Compaq to implement the Service on Alta Vista.

                (2) EDITORIAL CONTROL OF ASK JEEVES KNOWLEDGEBASE. Ask Jeeves will define the content of the Ask Jeeves Knowledgebase, including the determination of what constitutes appropriate questions and answers. Compaq may request that the Ask Jeeves Knowledgebase Answer Templates be modified to link appropriate questions to Compaq and Alta Vista's content and e-commerce partners or to avoid links to Alta Vista's or Compaq's competitors when other appropriate answers are available. Such modified Assayer Links are referred to as "AV Answer Links". Ask Jeeves and Compaq will cooperate to develop a formal process to accept and process AV Answer Links including reasonable limits on the number of AV Answer Links processed in a given time period and the amount of labor involved (including the labor to maintain the AV Answer Links).

        b. COMPAQ OBLIGATIONS. Compaq will configure and operate the Service on Alta Vista. Compaq's operation of the Service on Alta Vista will be done in a manner that does not reflect negatively on Ask Jeeves or the functionality of the Service.

3.      LICENSE

        a. GRANT OF LICENSE. Upon receipt of the fees set forth in Section 4, below, and subject to the terms and conditions of this Agreement, Ask Jeeves grants Compaq a non-exclusive, non-sublicensable, worldwide, nontransferable, license for the duration of this Agreement (including any extensions) to use, reproduce, store, distribute and display the information, data, content, Software or other intellectual property provided by Ask Jeeves to Compaq, for the sole purpose of providing the Service.

                Ask Jeeves further grants to Compaq a non-exclusive, non-transferable worldwide license to publicly perform and publicly display the Service or other intellectual property provided by Ask Jeeves at trade shows, exhibitions, and to prospective Customers, as long as such performance or display is of the Service as implemented on Alta Vista.

        b. LICENSE RESTRICTIONS. Except as specifically granted in this Agreement, Ask Jeeves owns and retains all right, title and interest in all information, data, content, software or other intellectual property provided by Ask Jeeves to Compaq in connection with the Service. This Agreement does not transfer ownership rights of any description in Ask Jeeves' intellectual property to Compaq or to any other third party. Compaq will install, reproduce and render the Service operational only for the purposes of implementing it on Alta Vista. Compaq agrees not to modify, reverse engineer or decompile any intellectual property of Ask Jeeves, or to intentionally create derivative works based on such intellectual property. Compaq agrees not to distribute the Service to any person or entity other than as contemplated by this Agreement or to make any other use of the Service. Compaq agrees to display Ask Jeeves' copyright and trademark notices on the Software and Service as stated in
                Section 11.b. "Copyright Notice" and to take other steps necessary to protect Ask Jeeves' intellectual property rights as specified within Section 12.2 "Confidentiality."

        c. COMPAQ RIGHTS. Except as otherwise stated in this Agreement, Ask Jeeves shall place no restrictions regarding (i) the placement of the Ask Jeeves Questions (including but not limited to follow-up questions) on Alta Vista and (ii) Ask Jeeves shall have no rights within the banner advertising or other advertising on Alta Vista.

4. PAYMENT. In consideration for providing the Service, Compaq will pay Ask Jeeves as follows:

        a.      PER CLICK FEE.


[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                       3.

                (1) for the first [*] Clicks per Annual Period, Compaq will pay Ask Jeeves at a Click Rate Fee of [*] per Click:

                (2) for all Clicks in excess of [*] per Annual Period, Compaq will pay Ask Jeeves at a Click Rate Fee of [*] per Click.

                (3) In the event that the actual number of Clicks exceeds the actual Number of Queries in any given calendar month, then Ask Jeeves will be paid based on the actual Number of Queries that month.

        b. MINIMUM FEE PAYMENT. Compaq will pay Ask Jeeves a "Minimum Fee" of [*] per Quarterly Period, with the first payment to be made no later than two (2) weeks after the Launch Date and the subsequent payments to be made on the first day of each Quarterly Period thereafter. If the Click Rate Fee in any Quarterly Period exceeds the Minimum Fee, Compaq will pay the excess amount to Ask Jeeves within forty-five (45) days of the end of such Quarterly Period. If the Click Rate Fee in any Quarterly Period is less than the Minimum Fee, Ask Jeeves will retain the entire Minimum Fee, without refund or credit to Compaq. Provided, however, that the Minimum Fee may be adjusted on a calendar prorated basis as set forth in subsection 4.f., below.

        c. ANSWER LINK REVENUES. In addition to the payments described in 2.a and 2.b., above. Compaq and Ask Jeeves agree that they will share in any Answer Link Revenue which may occur as follows:

                (1) for all Answer Link Revenue resulting from Answer Link Relationships established by Compaq, Compaq will retain [*] percent [*] of such Answer Link Revenues and will pay Ask Jeeves the remaining [*] percent [*];

                (2) for all Answer Link Revenues resulting from Answer Link Relationships established by Ask Jeeves, Ask Jeeves will retain [*] percent [*] of the Answer Link Revenues and will pay Compaq the remaining [*] percent [*].

                (3) In the case where one party receives a monetary benefit that is not easily calculated as Answer Link Revenue, the parties will compensate each other based on a compensation method jointly determined by the parties.

                (4) Compaq shall have the right to market and establish Answer Link Relationships associated with AV Answer Links and Ask Jeeves shaft have the right to market and establish Answer Link Relationships associated with AJ Answer Links. Either party may assign the other the right to market and establish Answer Link Relationships associated with a specified portion of its Answer Links.

        d. TAXES. All fees and payments stated herein exclude, and the party receiving payment shall pay, any sales, use, property, license, value added, withholding, excise or similar tax, federal, state or local, related to the parties' performance of its obligations or exercise of its rights under this Agreement and any related duties, tariffs, imposts and similar charges, exclusive of taxes based on the paying party's net income.

        e. AUDIT RIGHTS. Each party agrees that it will keep, for a minimum of two (2) years, proper records and books of account relating to its activities under this Agreement. Once every twelve (12) months, either party may inspect the accounting records of the other party to verify, reports and/or payment amounts. Any such inspection will be conducted in a manner that does not unreasonably interfere with the inspected party's business activities. Such inspection shall be performed by an independent accounting firm chosen and compensated by the requesting party, for purposes of audit. Such accounting firm shall be required to sign an agreement protecting the party's confidential information and shall be authorized to report only the amount of royalties due and

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                       4.

                payable for the period requested. The inspected party shall immediately make any overdue payments disclosed by the audit. Such inspection shall be at the inspecting party's expense; however, if the audit reveals overdue payments in excess of [*] of the payments owed to date, the inspected party shall immediately pay the cost of such audit, and the inspecting party, may conduct another audit during the same twelve (12) month period. Each party shall upon written request, during normal business hours, but not more frequently than once each calendar year, provide access to such accounting records.

        f.      ADJUSTMENT TO PAYMENTS

                In the event that the Software licensed under this Agreement encounters problems with scalability or other functional problems that render the Software not viable to Compaq, and Ask Jeeves is unable to correct such problems after written notice and the opportunity to cure as set forth in Section 5.b (2), than Compaq may terminate this Agreement and adjust on a prorated calendar basis the Minimum Fees payable to Ask Jeeves.

5.      TERM AND TERMINATION.

        a. TERM. The term (the "Term") of the Agreement is two (2) years from the Effective Date. The Agreement will renew automatically for additional one (1) year terms (a "Renewal Term") unless either party notifies the other m writing at least ninety (90) days before the expiration of the Term or any Renewal Term of its desire to terminate the Agreement.

        b. TERMINATION. Either party, as applicable, has the right, in addition and without prejudice to any other rights or remedies, to terminate this Agreement as follows:

                (1)     By Compaq as set forth in Section 4.f. above.

                (2) By either party, upon thirty (30) days written notice, in the event that the either party fails to pay the amounts due to the other party, pursuant to this Agreement;

                (3) By either party, for any material breach of this Agreement, other than the failure to make payments under this Agreement, that is not cured within sixty (60) days of receipt by the party in default of a written notice specifying the breach and requiring its cure;

                (4) By either party, immediately upon receiving written notice, if (a) all or a substantial portion of the assets of the other party are transferred to an assignee for the benefit of creditors, or to a receiver or a trustee in bankruptcy, (b) a proceeding is commenced by or against the other party for relief under bankruptcy or similar laws and such proceeding is not dismissed within sixty (60) days, or (c) the other party is adjudged bankrupt.

        c. ASK JEEVES RIGHTS ON TERMINATION. On termination, (a) all rights granted to Compaq under this Agreement cease and Compaq agrees to use all commercially reasonable efforts, which shall in no event extend for more than one (1) week from the date of termination, to cease all use and reproduction of the Ask Jeeves Intellectual Property, and (b) Compaq will promptly return all copies of the Ask Jeeves Intellectual Property to Ask Jeeves, or destroy all copies in its possession. Ask Jeeves has and reserves all rights and remedies that it has by operation of law or otherwise to enjoin the unlawful or unauthorized use of the Ask Jeeves Intellectual Property.

        d.      COMPAQ RIGHTS ON TERMINATION

                (1) Ask Jeeves shall grant Compaq a fully paid up, irrevocable, worldwide license to the Software in the event that Compaq terminates this Agreement pursuant to
                        Section 5.b (4), above, and that Ask Jeeves, or a trustee or receiver for Ask Jeeves, does not assume this Agreement in the bankruptcy proceeding, with no modification to existing terms. This license grant shall not grant any right to future maintenance, upgrades, enhancements or fixes.


[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                       5.

                (2) Upon material breach by Ask Jeeves, Compaq shall have the right, at no additional cost, to continue to provide the Service on Alta Vista until the earlier to occur of
                        (i) Compaq securing a replacement technology or (ii) ninety (90) days.

        e. SURVIVAL FOLLOWING TERMINATION. Sections 4, 5, 8, 9, 10 and 12 will survive termination or expiration of this Agreement. In addition, provisions of this Agreement which, by their nature, are intended to remain in effect beyond the termination or expiration of this Agreement, shall survive its termination or expiration.

6. MAINTENANCE, UPGRADES AND SUPPORT. Ask Jeeves will provide maintenance and support for the Service as follows:

        a. MAINTENANCE. Ask Jeeves will provide bug fixes for the Software and the Ask Jeeves Knowledgebase at no additional cost to Compaq. Non-bug fix support and changes specifically requested by Compaq for use in connection with the Service may be charged by Ask Jeeves to Compaq at the then current Ask Jeeves' standard rates.

        b. UPGRADES. For a period of time coterminous with this Agreement and consistent with Ask Jeeves standard distribution practices, Ask Jeeves will provide Compaq with periodic upgrades, enhancements, modifications, versions to the Software and the Ask Jeeves Knowledgebase (including beta versions, if appropriate at no additional cost to Compaq. The periodic upgrades, enhancements, modifications, versions shall automatically become part of the licensed Software for purposes of this Agreement. The rights to, said upgrades, enhancements, modifications, versions shall remain with Ask Jeeves, and provided however, that said rights shall not exceed the granting party's ability to grant such rights.

        c. TECHNICAL SUPPORT. Ask Jeeves will provide Compaq with standard technical support during normal business hours. Ask Jeeves technical support will be available through pager contact on a 24x7 basis in the event of a major software failure. Ask Jeeves will work with Compaq as it relates to a catastrophic failure, or to correct software failures or errors that prevent the Software from functioning, on the following basis:

                (1) Severity 1 - catastrophic failure, an emergency, condition that causes critical impact and that makes the performance or continued performance of any one or more functions impossible. Ask Jeeves will use its best efforts to resolve technical issues of Severity 1 within twenty-four hours and will develop and communicate to Compaq a resolution plan within twenty-four hours.

                (2) Severity 2 - is a condition which significantly affects and makes the performance or continued performance of any one or more functions difficult and which cannot be circumvented or avoid on a temporary basis by the user. Ask Jeeves will use its best efforts to resolve technical issues of Severity 2 within seventy-two hours and will develop and communicate to Compaq a resolution plan within seventy-two hours.

7. REPORTS AND REPORTING. Ask Jeeves will provide Compaq with user log analysis tools that will allow Compaq to determine the number of questions asked and answered in a given period as well as determine the number of times a given Answer Template was selected (by both total count and percentage.) Alta Vista will, on a weekly basis, provide Ask Jeeves with copies of its Service user logs for Ask Jeeves' internal use.

8. INFRINGEMENT INDEMNITY BY ASK JEEVES. Ask Jeeves agrees to indemnify, defend and hold Compaq harmless from and against any claims, actions or demands alleging that all or any part of the Ask Jeeves Intellectual Property infringes any United States patent, copyright, trademark, or other United States intellectual property right of a third party. If use of the Ask Jeeves Intellectual Property is permanently enjoined for any reason, Ask Jeeves, at Ask Jeeves' option, and in its sole discretion, may (a) modify the

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                       6.

        Ask Jeeves Intellectual Property so as to avoid infringement; (b) procure the right for Compaq to continue to use and reproduce the Service; or (c) terminate this Agreement, in which case Compaq shall be given a refund of all Minimum Fees actually paid to the date of termination as its sole and exclusive remedy. Ask Jeeves shall have no obligation under this Section 8 for or with respect to claims, actions or demands alleging infringement that arise solely as a result of (i) the combination of noninfringing items supplied by Ask Jeeves with any items not supplied by Ask Jeeves, (ii) modification of the Ask Jeeves Intellectual Property by Compaq or without the authorization or consent of Ask Jeeves, or (iii) continued alleging infringing activity by Compaq after Compaq has been notified Ask Jeeves' decision to terminate under subsection 8 (c), above.

9. OTHER INDEMNITY. Each party (the "Indemnifying Party") shall indemnify the other party (the "Indemnified Party") against any and all claims, losses, costs and expenses, including reasonable attorneys' fees, which the Indemnified Party may incur as a result of claims in any form by third parties arising from: (a) the Indemnifying Party's acts, omissions or misrepresentations, or (b) the violation of any third party proprietary right by the Indemnifying Party's domain name, software or any content provided by the Indemnifying Party for use on the Indemnified Party's servers. The Indemnified Party shall (i) give the Indemnifying Party notice of the relevant claim, (ii) cooperate with the Indemnifying Party, at the Indemnifying Party's expense, in the defense of such claim, and (iii) give the Indemnifying Party the right to control the defense and settlement of any such claim, except that the Indemnifying Party shall not enter into any settlement that affects the Indemnified Party's rights or interest without the Indemnified Party's prior written approval. The Indemnified Party shall have the right to participate in the defense at its expense.

10.     WARRANTIES, DISCLAIMER AND LIMITATIONS.

        a. WARRANTY. Ask Jeeves warrants that (a) it holds the necessary rights to provide and permit the use of the Service (b when the Service is delivered to Compaq, it will be of substantially the same quality as the service operated by Ask Jeeves at askjeeves.com; (c) the media containing the Software will be free from defects for a period of thirty (30) days from the date of delivery to Compaq, provided that this warranty does not cover defects due to Compaq's misuse of the media or an accident subsequent to delivery, to Compaq; and (d) it has not made and will not make any commitments to any third party inconsistent with or in derogation of the rights and licenses granted to Compaq and that it is free of any obligation that would prevent it from entering into this Agreement.

        b. DISCLAIMER. THE WARRANTIES SET FORTH IN SECTION 10.a. ARE IN LIEU OF, AND THIS AGREEMENT EXPRESSLY EXCLUDES, ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, ORAL OR WRITTEN, INCLUDING WITHOUT LIMITATION, (a) ANY WARRANTY THAT THE SOFTWARE IS ERROR-FREE, WILL OPERATE WITHOUT INTERRUPTION, OR IS COMPATIBLE WITH ALL EQUIPMENT OR SOFTWARE CONFIGURATIONS; (b) ANY AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY; AND (c) ANY AND ALL WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE.

        c. LIMITATION ON LIABILITY. EXCEPT IN THE EVENT OF A BREACH OF A LICENSE GRANT BY LICENSEE, NEITHER PARTY SHALL BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS (HOWEVER ARISING, INCLUDING NEGLIGENCE) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT. EXCEPT IN THE EVENT OF A BREACH OF A LICENSE GRANT, A FAILURE TO PAY FEES, OR AN INDEMNITY CLAIM, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY IN AN AMOUNT GREATER THAN THE AMOUNTS ACTUALLY PAID BY COMPAQ TO ASK JEEVES UNDER THIS AGREEMENT.

11.     PROMOTION, PUBLICITY AND COPYRIGHT NOTICE.


[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                       7.

        a. PROMOTION ON ALTA VISTA. Compaq agrees that it will place a Question Answering Powered by Ask Jeeves," "Question Answering Technology by Ask Jeeves," "Question Answering by Ask Jeeves" or other reference mutually agreed upon by. the parties on the results page of the Service. Compaq will have control over the placement, size, font, and color of the reference. However, Compaq agrees that the reference will be clearly readable to an average consumer user.

        b. COPYRIGHT NOTICE. Compaq also agrees to place "Question and Answer Templates copyrighted by Ask Jeeves, Inc., 1996-98, all rights reserved" notice on its copyright notice page in a manner similar to the other copyright notices on that page. In no event shall the notice "Question and Answer Templates copyrighted by Ask Jeeves" be more prominately displayed that that of the Compaq or Alta Vista copyright notices.

        c. PRESS RELEASES. The parties may issue press releases announcing the Service. The parties agree that any such press releases shall acknowledge that the Service is based on technology licensed from Ask Jeeves. Each party, agrees to obtain the permission of the other, which shall not be unreasonably withheld, BEFORE RELEASING PRESS RELEASES OR OTHER FORMS OF PROMOTION THAT MENTION THE OTHER IN REGARDS TO THIS AGREEMENT, except that each party may use specific information previously approved for public release by the other, without further approval. Neither party shall disclose the terms and conditions of this Agreement to any, third party, including, but not limited to, any information relating to the royalties or fees paid by Compaq to Licensor pursuant to this Agreement. except as required by law.

12.     GENERAL PROVISIONS.

        12.1 GOVERNING LAW. This Agreement will be governed and construed in accordance with the laws of the State of New York without giving effect to conflict of laws principles. Both parties agree that the Agreement shall be interpreted as if the actions within the Agreement where performed within the State of New York.

        12.2 CONFIDENTIALITY. All disclosures of proprietary and/or confidential information in connection with this Agreement or the transaction contemplated by this Agreement shall be governed by the terms of the Corporate Disclosure Agreement previously executed by the parties, a copy of which is attached as Exhibit B to this Agreement.

        12.3 ASSIGNMENT. Neither party may assign this Agreement, or any part of this Agreement, without the prior written consent of the other party., except that this Agreement may be assigned by either party, without the other party's consent, to an entity acquiring all or substantially all of the outstanding shares of the assigning party's stock or all or substantially all of the assigning party's assets.

                A further exception to the above shall be as it regards Alta Vista and the Alta Vista Division within Compaq. In the event that there is a restructuring of the current Alta Vista Division within the Compaq Consumer Products Group, and such restructuring would effect a change of control of the assets within the Division or a change including but not limited to creation of a Subsidiary, to which Compaq will sell transfer or assign the majority of the assets of the Alta Vista Division, including Alta Vista, then Compaq shall have no limitation placed on it and it may assign all rights and obligations within this Agreement, without prior written consent of Ask Jeeves.

        12.4 SEVERABILITY; HEADINGS. If any provision herein is held to be invalid or unenforceable for any reason, the remaining provisions will continue in full force without being impaired or invalidated in any way. Headings are for reference purposes only and in no way define, limit, construe or describe the scope or extent of such section.

        12.5 FORCE MAJEURE. If performance hereunder is prevented, restricted or interfered with by any act or condition whatsoever beyond the reasonable control of a party, the party, so affected, upon giving

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                       8.

                prompt notice to the other party, shall be excused from such performance to the extent of such prevention, restriction or interference.

        12.6 INDEPENDENT CONTRACTORS. The parties are independent contractors, and no agency, partnership, joint venture, employee-employer or franchisor-franchisee relationship is intended or created by this Agreement. Neither party shall make any warranties or representations on behalf of the other party.

        12.7 COMPLIANCE WITH LAWS. At its own expense, each party shall comply with all applicable laws, regulations, rules, ordinances and orders regarding its activities related to this Agreement.

        12.8 NOTICE. Any notices hereunder shall be given to the appropriate party, at the following addresses or at such other address as the party shall specify, in writing.

                For Ask Jeeves:                      For Compaq:

                Ask Jeeves, Inc.                     Compaq Computer Corporation
                918 Parker Street                    20555 SH 249
                Berkeley, CA 94710                   Houston, TX 77070
                Attn: Robert Wrubel, President       Attn: Law Department

                Notice shall be deemed given: upon personal delivery; if sent by fax, upon confirmation of receipt; or if sent by certified or registered mail, postage prepaid, 5 days after the date of mailing.

        12.9 ENTIRE AGREEMENT, AMENDMENT AND WAIVER. This Agreement sets forth the entire understanding and agreement of the parties, and supersedes any and all oral or written agreements or understandings between the parties, as to the subject matter of this Agreement. It may be changed only by a writing signed by both parties. The waiver of a breach of any provision of this Agreement will not operate or be interpreted as a waiver of any other or subsequent breach.

        12.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together constitute one and the same agreement. A facsimile copy of this Agreement, including the signature pages, will be deemed to be an original.

IN WITNESS WHEREOF, ASK JEEVES, INC. and COMPAQ COMPUTER CORPORATION have executed this License Agreement as of the Effective Date.

ASK JEEVES, INC.                           COMPAQ COMPUTER CORPORATION


By:  /s/  R. W. Wrubel                     By:  /s/   Kurt Losart
     --------------------------------          ---------------------------------
Name:    R. W. Wrubel                      Name:    Kurt Losart
      -------------------------------             ------------------------------
Title:    President                        Title:   VP, Internet Services
       ------------------------------             ------------------------------


[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                       9.

                                    EXHIBIT A

                              SYSTEMS REQUIREMENTS


The Ask Jeeves software requires the following software environment:

        - Windows NT Server 4.0 operating system, with Service Pack 3 installed

Ask Jeeves is compiled to run on Intel CPUs, and has been deployed on both single and dual processer systems. Minimum system requirements are:

        - 400MHz Intel Pentium II processor (dual 400 MHz or faster processors recommended)

        -       256 MB RAM

        -       2GB Hard Disk

        -       Fast Ethernet Hardware (PCI bus or other fast bus)

The QPE runs as a Windows NT service. The QPE is accessed using a TCP/IP sockets interface.

The Ask Jeeves knowledge base resides in two components. The Question Template set (which includes the Semantic and Syntactic Networks) resides in a set of 9 files, which are memory mapped and highly optimized for fast, efficient run time performance. The Answer Template set (that is, the set of URLs - and other answers - to which the Question Template set points) resides in several SQL Server tables.

It is important to note that the Ask Jeeves servers are essentially read-only systems. To handle increased traffic, one need only add additional servers. The separate Ask Jeeves systems do not interact (except for accessing a common User
Log), so they are highly scalable, and ultimately limited in the number of users they can service by external factors such as the speed of the Internet connection.




[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                      10.

                                    EXHIBIT B

         CORPORATE NONDISCLOSURE (PAUL, LAST WORD IS CUT OFF FROM PAPER)

Effective Date:      Aug. 6                         , 1998
                 -----------------------------------    --

In order to protect certain Confidential Information, Compaq Computer Corporation and its wholly owned subsidiaries ("COMPAQ"), and the "Participant" identified below, agree that:

1. DISCLOSING PARTY: The party disclosing Confidential Information

("Discloser") is     Both Parties
                    ------------------------------------------
(Note:  Fill in "COMPAQ", "Participant", or "both parties".)

2. REPRESENTATIVES: Each party's representative for coordinating disclosure or receipt of Confidential Information is:

COMPAQ     Celia Francis
          ------------------------------------------
Participant:         Rob Wrubel
          ------------------------------------------

3. DESCRIPTION OF CONFIDENTIAL INFORMATION: The Confidential Information disclosed under this Agreement is described as:

COMPAQ:    Altavista Strategy and
          ------------------------------------------

           Technology
          ------------------------------------------

Participant:         Ask Jeeves Strategy and Technology
            --------------------------------------------------

(Note: Be specific: for example, individually list materials provided, if necessary. Please attach additional sheets referencing this Agreement and signed by the parties.)

4. RESTRICTIONS: The party receiving Confidential Information ("Recipient") shall maintain the Confidential Information in confidence and disclose the Confidential Information only to its employees, subcontractors, and consultants that have a need to know such Confidential Information in order to fulfill the purpose described below provided that Recipient shall first have entered into a confidentiality agreement with such employees, subcontractors, and consultants that is substantially similar to this. Recipient shall make use of the Confidential Information only for the following purpose (check one):

[ ]  Evaluation in anticipation of a business relationship between the parties.

[ ]  Developing a proposal for Discloser.

[ ] Modification of Recipient's product to enhance compatibility with Discloser's product.

[ ]  Furthering the business relationship between the parties.

[ ]  Other
          ----------------------------------------------------------------------
(Requires approval from Compaq's legal dept. Be specific. If necessary, please attach additional sheet referencing this Agreement and signed by the parties.)


5. CONFIDENTIALITY PERIOD: This Agreement and Recipient's duty to protect Confidential Information expires three (3) years from the date of receipt of Confidential Information.

6. DISCLOSURE PERIOD: This Agreement applies to Confidential Information described in Paragraph 3 that is disclosed between the Effective Date and two
(2) years thereafter.

7. STANDARD OF CARE: Recipient shall protect the disclosed Confidential Information by using the same degree of care as Recipient uses to protect its own Confidential Information _______ less than a reasonable degree of care to prevent the unauthorized use, disclosure, dissemination, or publication of the Confidential Information.

                           COMPAQ COMPUTER CORPORATION
                          20555 SH 249, P.O. Box 692000
                             Houston, TX 77269-2000

By    /s/Celia Francis
   ---------------------------------------
Printed Name         Celia Francis
             -----------------------------
Title
       -----------------------------------

8. MARKING: Recipient's obligations shall only extend to Confidential Information that is described in Paragraph 3, and that: (a) is marked as confidential at the time of disclosure; or (b) is unmarked (e.g. orally disclosed) but treated as confidential at the time of disclosure, and is designated as confidential in a written memorandum sent to Recipient's representative within thirty (30) days of disclosure, summarizing the Confidential Information sufficiently for identification.

9. EXCLUSIONS: This Agreement imposes no obligation upon Recipient with respect to Confidential Information that: (a) was rightfully in Recipient's possession before receipt from Discloser; (b) is or becomes a matter of public knowledge through no fault of Recipient; (c) is rightfully received by Recipient from a third party without a duty of confidentiality; (d) is disclosed by Discloser to a third party without a duty of confidentiality on the third party; (e) is independently developed by Recipient; (f) must be disclosed under operation of law or regulation; or (g) is disclosed by Recipient with Discloser's prior written approval.

10. WARRANTY: Each Discloser warrants that it has the right to make the disclosures under this Agreement. NO OTHER WARRANTIES, INCLUDING WARRANTIES AGAINST INFRINGEMENT, ARE MADE BY EITHER PARTY UNDER THIS AGREEMENT. ANY INFORMATION EXCHANGED UNDER THIS AGREEMENT IS PROVIDED "AS IS".

11. RIGHTS: Neither party acquires any intellectual property rights under this Agreement except the limited rights necessary to carry out the Purpose set forth in Paragraph 4. This Agreement shall not restrict reassignment of Recipient's employees.

12. EXPORT LAWS AND REGULATIONS: The parties agree to adhere to all applicable U.S. Export Laws and Regulations and that absent any required prior authorization from the Office of Export Licensing. U.S. Department of Commerce, they will knowingly export or re-export (as defined in Part 779 of the Export Administration Regulations), directly or indirectly, through their affiliates, licensees, or subsidiaries, any of the Confidential Information (or any product, process, or service resulting directly therefrom) to any country restricted by U.S. law or governmental order.

13. ECONOMIC ESPIONAGE ACT: The Confidential Information disclosed under this Agreement is subject to the provisions of the Economic Espionage Act of 1995.

14. MISCELLANEOUS:
14a. This Agreement imposes no obligation on either party to purchase, transfer or otherwise dispose of any technology, services or products.

14b. This Agreement does not create any agency or partnership relationship. Each party is responsible for its own expenses incurred as a result of any discussions between the parties.

14c. This Agreement embodies the entire understanding between the parties pertaining to the subject matter hereof. Any additions or modifications to this Agreement must be made in writing and must be signed by both parties. Facsimile signatures are deemed equivalent to original signatures for purposes of this Agreement.

14d. This Agreement shall be construed according to the substantive laws of the State of Texas, U.S.A.


                                   PARTICIPANT

Name       Ask Jeeves
     ---------------------------------------------------------
                     (Name of Participant)

Address    918 Parker St.
     ---------------------------------------------------------

           Berkeley, CA 94710
     ---------------------------------------------------------
                            (Address of Participant)

By         /s/Robert Wrubel
     ---------------------------------------------------------
                      (Signature of Authorized Participant)

Printed Name         Robert Wrubel
               -----------------------------------------------

Title      President
       -------------------------------------------------------

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                             EXHIBIT B-PAGE 1 OF 1